Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

TEXT OMITTED FROM THIS EXHIBIT IS MARKED WITH [***]

AMENDMENT NO. 1

TO

LICENSE AND COLLABORATION AGREEMENT

This Amendment No. 1 to the License and Collaboration Agreement dated 19 June 2023, is executed and delivered as of 22 May 2025 (the “Amendment No. 1 Effective Date”), by and between Santhera Pharmaceuticals (Schweiz) AG, a corporation organized under the laws of Switzerland and having its principal office at Hohenrainstrasse 24, 4133 Pratteln, Switzerland (“Santhera”), and Catalyst Pharmaceuticals Inc., a corporation organized under the laws of Delaware, U.S. and having its principal office at 355 Alhambra Circle, Suite 801, Coral Gables, FL 33134, U.S. (“Catalyst”). Each of Catalyst and Santhera may be referred to herein as a “Party” or collectively as the “Parties”.

RECITALS

a)
The Parties entered into a License and Collaboration Agreement dated 19 June 2023 (the “Agreement”), pursuant to which Santhera grants to Catalyst (i) an Exclusive License to Develop and Commercialize the Compound and the Product in the Field in the Territory in accordance with Section 2.1 of the Agreement; and, (ii) a (non-exclusive) Manufacturing License to Manufacture the Compound and the Product in and outside the Territory for purposes of Development and Commercializing the Compound and the Products in the Field in the Territory in accordance with Section 2.1 of the Agreement.
b)
The Manufacturing License is exercisable under the circumstances provided in Section 6.3 (Transfer of Manufacturing Responsibility) of the Agreement. Section 6.3 (Transfer of Manufacturing Responsibility) of the Agreement, inter alia, provides that, at any time on or after January 1, 2026, Catalyst shall have the right, itself or through any Third Party manufacturer, to obtain the Manufacturing License set forth in Section 2.1 of the Agreement.
c)
Catalyst desires to obtain from Santhera the Manufacturing License prior to January 1, 2026, and Santhera is willing to grant such license earlier than foreseen in Section 6.3 (Transfer of Manufacturing Responsibility) of the Agreement on the terms and conditions set forth herein.

Now, therefore, the Parties agree as follows:

1.
Definitions
1.1.
Capitalized terms used in this Amendment No. 1 and not otherwise defined herein shall have the meaning set forth in the Agreement.
2.
Amendments to Definitions
2.1.
With effect from the Amendment No. 1 Effective Date, the Parties hereby add the following definitions to Section 1 of the Agreement:

1.8bis [***]

1.8ter “Amendment No. 1” means this Amendment No. 1 to the Agreement.

1.8quater “Amendment No. 1 Effective Date” means the date written at the head of this Amendment No. 1.

1.11bis “Binding Transfer Forecast” has the meaning set forth in Section 6.5(b) of this Amendment No. 1.

1.27bis “Compound Supply Price” means (i) Santhera's actual Manufacturing costs attributable to Manufacturing Compound, including amounts paid by Santhera for raw materials, goods and/or services used in support of the Manufacture of Compound, (ii) plus a mark-up of [***] of such Manufacturing costs, calculated in Dollars.

1.30bis [***]

1.32bis “Defective Compound” means a Compound which fails to conform with the Quality Agreement and/or which has not been Manufactured in accordance with Applicable Laws, including Good Manufacturing Practices, it being clarified that unless otherwise agreed by the Parties, a Compound may not be deemed defective if the alleged defect is solely attributable to Catalyst’s acts or omissions (e.g. in terms of proper storage of the Compound after receipt, or due to Regulatory Filings in the Territory (e.g. variations) not previously approved by or notified to Santhera), or if the alleged defect solely results from closely following and complying with Catalyst’s written information and instructions, if any, regarding Applicable Laws in the Territory.

1.39bis “Establish” means establishing the capability, through one or more subcontractors, to perform certain Manufacturing steps. For the avoidance of doubt, the term "Establish" shall not include the responsibility for any Regulatory Filings or Regulatory Approvals concerning the Product in relation to a newly Established process of Manufacturing. Rather, each Party shall be responsible in its respective territory for such Regulatory Filings or Regulatory Approvals.

1.42bis [***]

1.47bis [***]

1.81bis “Manufacturing Sites” refers to [***]

1.93bis “Phase 1 Transition Date” has the meaning set forth in Section 6.3(a) of this Amendment No. 1.

1.93ter “Phase 2 Transition Date” has the meaning set forth in Section 6.3(b) of this Amendment No. 1.

1.93quater “Phase 3 Transition Date” has the meaning set forth in Section 6.3(c) of this Amendment No. 1.

1.2.
1.93quinquies [***]

1.100bis [***]

1.116bis [***]

1.116ter [***]

1.133bis “Transfer Forecast” has the meaning set forth in Section 6.5(a) of this Amendment No. 1.

1.133ter “Transfer Purchase Order” has the meaning set forth in Section 6.6(a) of this Amendment No. 1.

1.133quater “True-up Period” has the meaning set forth in Section 6.13bis of this Amendment No. 1.

3.
Amendments to License Grants
3.1.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 2.1(b) (Grant to Catalyst) of the Agreement as follows:

2.1 Grant to Catalyst. Subject to the terms and conditions of this Agreement, Santhera hereby grants to Catalyst,

(a) […]; and

(b) as of the Amendment No. 1 Effective Date, a non-exclusive, sublicensable (subject to Section 2.5 (Sublicensing)), transferable (in accordance with Section 14.4 (Assignment)) license under the Licensed Intellectual Property to Manufacture and have Manufactured the Compound and the Product, in and outside the Territory for purposes of Development, filing for and obtaining Regulatory Approval and Commercializing the Compound and the Products in the Field in the Territory (the “Manufacturing License”).

3.2.
With effect from the Amendment No. 1 Effective Date, the Parties hereby add the below Section 2.2bis (Transfer of Manufacturing Know-How) to the Agreement:

2.2bis Transfer of Licensed Know-How for Practice of Manufacturing License. Promptly following the Amendment No. 1 Effective Date, the Parties shall agree on a technology transfer plan concerning the Licensed Know-How necessary or reasonably useful to practice the Manufacturing License to Catalyst. For the avoidance of doubt, the technology transfer concerning the route of synthesis for the Compound shall only include [***]. The Parties acknowledge that [***] is currently still under Development and that the technology transfer will take place as soon as it is fully Developed. Santhera shall provide reasonable technical support and assistance to Catalyst with respect to the use and practice of such Licensed Know-How during the period of disclosure and transfer of such Licensed Know-How. During the Term, Santhera shall disclose or transfer copies of any additional Licensed Know-How necessary or reasonably useful to practice the Manufacturing License to Catalyst as promptly as practicable, to the extent that such Licensed Know-How arises after the Amendment No. 1 Effective Date or otherwise has not previously been provided or made available to Catalyst.

4.
Amendments to Joint Steering Committee
4.1.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 5.3 (Responsibilities) of the Agreement as follows:

5.3 Responsibilities. The duties of the JSC will include (i) exchanging information regarding Development, Manufacturing and Commercialization in and outside of the Territory, (ii) reviewing any Additional Development Proposals, determining whether to pursue Global Additional Development, and reviewing and approving development plans (including budgets) and Cost Allocations pertaining to Global Additional Development and, if applicable, Cost Allocations pertaining to Territory Additional Development, (iii) agreeing upon schedules for the transfer of Know-How as provided in Sections 2.2 and 2.2bis, and (iv) discussing and monitoring for the Territory the following matters:

(a) Development, approval by a Regulatory Authority and maintenance of Regulatory Approval as well as life cycle related development activities,

(b) Manufacturing of the Compound or Product;

(c) Commercialization of the Product and its related activities, including product strategy, alignment on key global activities, marketing and medical activities,

(d) any matters in relation to the Licensed Intellectual Property,

(e) other matters including monetary disputes.

5.
Amendments to Manufacture and Supply
5.1.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 6.1 (Manufacture and Supply) of the Agreement as follows:

6.1 Manufacture and Supply. Until the Phase I Transition Date, and subject to the terms and conditions set forth herein, Catalyst shall purchase all of its requirements for Product exclusively from Santhera, and Santhera shall manufacture (or have manufactured), supply and sell to Catalyst all of Catalyst’s, its Affiliates’ and Sublicensees’ Product requirements. From the Phase I Transition Date to the Manufacturing Transfer Date, and subject to the terms and conditions set forth herein, Catalyst shall purchase all of its requirements for Compound Exclusively from Santhera, and Santhera shall manufacture (or have manufactured [***], supply and sell to Catalyst all of Catalyst’s, its Affiliates’ and Sublicensees’ Compound requirements.

Subject to the foregoing and to the terms of this Section 6, Catalyst shall have the right to Manufacture the Compound [***] and the Product in or outside the Territory for purposes of Development, filing for and obtaining Regulatory Approval and Commercializing the Compound and the Products in the Field in the Territory. The different phases of the transition of the manufacturing responsibility from Santhera to Catalyst are set forth in more detail in Section 6.3 (Transfer of Manufacturing Responsibility).

5.2.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 6.2 (Manufacture and Supply of Investigational Medicinal Product) of the Agreement as follows:

6.2 Manufacture and Supply of Investigational Medicinal Product. Catalyst shall also have the non-exclusive right to Manufacture Investigational Medicinal Product for use in the Territory. To the extent the Parties decide to jointly pursue clinical trials, the Parties shall agree on which Party (usually the study sponsor) shall Manufacture and supply Investigational Medicinal Product for use in such clinical trials, and on any further terms of such Manufacture and Supply. To the extent a Party pursues clinical trials without the participation of the other Party, the Party pursuing such clinical trials shall be responsible for Manufacturing Investigational Medicinal Product for use in such clinical trials.

5.3.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 6.3 (Transfer of Manufacturing Responsibility) of the Agreement as follows:

6.3 Transfer of Manufacturing Responsibility. The Parties agree on the following phases for the transition from Santhera to Catalyst of the Manufacture of the Compound and the Product for use in the Territory:

1.1.1.
No later than [***] (the “Phase 1 Transition Date”), Catalyst shall have Established, at its costs, the capability [***] to Manufacture the Product and (i) perform the Secondary Packaging of the Product (incl. serialization) for use in the Territory, and (ii) shall enter into a direct supply agreement with [***] for the supply of Primary Packaged Product for use in the Territory. Following the Phase 1 Transition Date, Santhera's supply obligation to Catalyst shall be limited to the supply of Compound [***], except that Santhera shall remain obligated for a transitional period to supply Product with Primary Packaging destined for use in the U.S. [***] and/or perform Secondary Packaging for Catalyst pursuant to Section 6.3bis(a) and Section 6.3bis(b) of this Amendment No. 1.
1.1.2.
Santhera shall use reasonable efforts to have Established, no later than [***] (the “Phase 2 Transition Date”), at its cost [***], the process to Manufacture the Primary Packed Product for use inside and outside of the Territory at [***]. In case Santhera, despite using reasonable efforts, has not been able to Establish the process to Manufacture the Primary Packed Product for use inside and outside of the Territory at [***] by the Phase 2 Transition Date, the Parties may separately agree on a new Phase 2 Transition Date as far as relating to the Manufacture of the Product for use inside and outside of the Territory at [***].
1.1.3.
Catalyst shall use reasonable efforts to have Established by Phase 2 Transition Date, at its costs [***], the process to Manufacture the Product for use inside and outside of the Territory at [***].. In case Catalyst, despite using reasonable efforts, has not been able to Establish the process to Manufacture the Product for use inside and outside of the Territory at [***] by the Phase 2 Transition Date, the Parties may separately agree on a new Phase 2 Transition Date as far as relating to the Manufacture of the Product for use inside and outside of the Territory at [***]..
1.1.4.
No later than [***] (the “Phase 3 Transition Date”) Santhera shall have Established, with reasonable support from Catalyst and at costs to be shared with Catalyst [***],, the process at [***] to Manufacture [***] and supply the Compound for use in the Manufacture of the Product inside and outside of the Territory. In case Santhera, despite using reasonable efforts, has not been able to Establish the process [***] to Manufacture [***] the Compound by the Phase 3 Transition Date, the Parties may separately agree to move the Phase 3 Transition Date to a later date.
1.1.5.
No later than [***] (the “Manufacturing Transfer Date”) Catalyst shall be responsible to Manufacture the Compound [***] and the Product (including, for the avoidance of doubt, Primary Packaging, Secondary Packaging, serialization, etc.) for use in the Territory. If the Parties agreed to move the Phase 3 Transition Date to a later date, the Manufacturing Transfer Date shall automatically be moved to a later date by adding the same number of days to the Manufacturing Transfer Date as between the original and the extended Phase 3 Transition Date. Following the (initial or extended) Manufacturing Transfer Date, Santhera shall no longer have any supply obligation to Catalyst, neither regarding the Compound nor regarding the Product.
5.4.
With effect from the Amendment No. 1 Effective Date, the Parties hereby add the below Sections 6.3bis (Transition Plan Period); 6.3ter (Responsibilities and Related Costs of Manufacturing); 6.3quater (Responsibilities of Transfer of Licensed Know-How for Practice of Manufacturing License); and 6.3quinquies (Back-Up Cooperation) to the Agreement:

6.3bis Transition Plan Period.

(a) Santhera shall supply Product with Primary Packaging and/or with Secondary Packaging to Catalyst destined for use in the U.S. [***] pursuant to [***]..

(b) In case Catalyst, for reasons not attributable to Catalyst, has not been able to enter into a direct supply agreement with [***] for the supply of Primary Packaged Product for use in the Territory by the Phase 1 Transition Date, Santhera shall continue to Manufacture the quantities as per [***] for Catalyst for a limited transitional period [***] under Santhera's contract with [***], subject to a minimum lead time of 4 (four) months between the acceptance of a Purchase Order and the expected date of delivery.

(c) In case Catalyst, for reasons not attributable to Catalyst, has not been able to Establish the capability to perform the Secondary Packaging of the quantities as per [***} of the Product for use in the Territory by the Phase 1 Transition Date, the Parties may separately agree that Santhera continue to perform the Secondary Packaging for a limited transitional period until [***] under Santhera's contract with [***], subject to a minimum lead time of 4 (four) months between the acceptance of a Purchase Order and the expected date of delivery.

(d) Prior to the Phase 1 Transition Date, Catalyst shall purchase a total quantity of [***] of Compound from Santhera, as further detailed in [***]. In relation to the period between the Phase 1 Transition Date and [***], Santhera shall have no obligation to supply a total quantity of Compound in excess of [***] in total.

6.3ter Responsibilities and Related Costs of Manufacturing.

(a) Catalyst shall be solely responsible for the Manufacturing of the Product (including Primary and Secondary Packaging) by its subcontractors at its own cost and expense.

(b) Santhera shall be solely responsible for the Manufacturing of the Product (including Primary and Secondary Packaging) by its subcontractors at its own cost and expense.

6.3quater Responsibilities of Transfer of Licensed Know-How for Practice of Manufacturing License. The Parties shall, within the JSC, agree on the specific technical support and assistance to be provided by Santhera regarding the transfer of the Licensed Know-How to Catalyst for the practice of the Manufacturing License to Catalyst. Catalyst shall reimburse Santhera for all its reasonable and documented internal and external costs and expenses incurred in the Manufacturing transfer to Catalyst (including for transfer project staff, Third Party consultants, etc.) in accordance with a budget agreed in advance by the Parties.

6.3quinquies Back-Up Cooperation. The Parties agree to use reasonable efforts to support one another in the Manufacturing and supply of the Product and Compound in the event of an unexpected failure of Manufacturing and supply at a Manufacturing Site. In such event, the Party not affected by the failure shall try to facilitate the use of one of its CMOs not affected by the failure as a back-up source for Manufacturing and supply of the Product in Primary Packaging to the Party affected by the supply failure, including Santhera directly providing to Catalyst the Compound manufactured using [***] if that is all that is available. To determine the supply price in such scenario, Section 1.127 (Supply Price) shall be applied by analogy. The Party requiring the back-up Manufacturing and Supply shall be responsible (i) to pick up the Product from the relevant Manufacturing Site, (ii) for transportation to the relevant jurisdiction(s), (iii) for Secondary Packaging, and (iv) for market release in accordance with the Quality Agreement (to be amended, if needed, to address the back-up cooperation envisioned under this Section 6.3quinquies) and Applicable Laws. To enable a back-up cooperation as envisioned under this Section 6.3quinquies, the Parties shall keep each other promptly informed of Regulatory Filings concerning the Manufacture of the Product.

5.5.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 6.4 (Quality Requirements) of the Agreement as follows:

6.4 Quality Requirements. The Parties shall determine the Product Specifications, and any later amendments thereto, in the Quality Agreement to be executed pursuant to Section 6.11 (Complaints; Safety Notifications; Recall). As regards the transition of Manufacturing responsibilities from Santhera to Catalyst, the Parties shall determine the Product Specifications for the Compound and the Product in relation to each phase of the transition as set forth in Section 6.3 (Transfer of Manufacturing Responsibility).

6.4bis Control of Regulatory Changes Relating to Manufacture and Supply. Until the Manufacturing Transfer Date, Catalyst shall provide prior notice, along with appropriate pertinent technical information, of any Regulatory Filing in the Territory related to the Manufacture and supply of the Compound or the Product to Santhera for review at least sixty (60) days prior to the expected filing date. Santhera shall review such draft to determine whether such Regulatory Filing may have an impact on Santhera's obligation to Manufacture and supply Compound or Product. Santhera shall notify Catalyst of its reasoned objections, within thirty (30) days from receipt of such draft and all such objections will be resolved through the JSC and the dispute resolution process described in this Agreement. If Catalyst submits a Regulatory Filing prior to resolving Santhera's objections as described above, Santhera shall have no obligation to alter its Manufacture and supply of the Compound or Product to comply with such Regulatory Filing. If Santhera approves a Regulatory Filing, Santhera shall use reasonable efforts to ensure compliance with such Regulatory Filing in the context of its obligation to Manufacture and supply Compound or

Product.

5.6.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 6.5 (Forecasts) of the Agreement as follows:

6.5 Forecasts.

1.1.1.
No later than [***] prior to the Phase 1 Transition Date, and until the Manufacturing Transfer Date, on or before the fifth (5th) day of each calendar month, Catalyst shall deliver to Santhera in writing a non-binding rolling twenty-four (24) months forecast for reasonably anticipated orders of the Compound (each, a “Transfer Forecast”), provided that no new order quantities of Compound shall be forecasted beyond the Manufacturing Transfer Date.
1.1.2.
As regards the Transfer Forecasts, the quantities of Compound forecasted to be ordered for the first twelve (12) months of each rolling twenty-four (24) months Transfer Forecast shall represent binding obligations of Catalyst to purchase from Santhera and binding obligations of Santhera to supply Catalyst with such quantities of Compound ordered until the Manufacturing Transfer Date (each, a “Binding Transfer Forecast”).

1.1.3.
During all phases of the transition of the Manufacturing as contemplated under this Amendment No. 1, the Parties shall keep each other reasonably informed, at least once per month, of their forecasts and purchase order quantities for Compound and/or Product from [***] so as to avoid any capacity conflicts at the relevant CMO.

5.7.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 6.6(a) of the Agreement as follows and add the below Section 6.6(f) to Section 6.6 (Purchase Orders; Confirmation) of the Agreement:

6.6 Purchase Orders; Confirmation.

(a) In relation to delivery dates after the Phase 1 Transition Date, Catalyst shall provide to Santhera written purchase orders for the Compound (each, a “Transfer Purchase Order”), each of which shall specify the quantity of Compound ordered and the delivery date, as well as a specification as to which quantities of Compound are to be supplied. The minimum Transfer Purchase Order quantity is forty (40) kilogram or multiples thereof.

(b) With respect to any given month, Catalyst shall not without Santhera's written approval (not to be unreasonably withheld, conditioned or delayed), submit Purchase Orders for Compound, respectively, that aggregate more than ten percent (10%) over the forecasted amounts for such month contained in the most recent Binding Transfer Forecast, respectively, delivered hereunder. The specified delivery date of a Transfer Purchase Order shall be at least eleven (11) monthsafter the date of such Transfer Purchase Order.

[…]

(f) Sections 6.6(c) to (e) shall apply mutatis mutandis to orders for the Compound.

5.8.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 6.7(a) of the Agreement as follows and add the below Section 6.7(g) to Section 6.7 (Delivery; Storage and Handling; Product Risk) of the Agreement:

6.7 Delivery; Storage and Handling; Product Risk.

1.1.1.
As of the Effective Date and until the Phase 1 Transition Date (and beyond the Phase 1 Transition Date for [***] with a delivery date after the Phase 1 Transition Date), Santhera shall deliver the Product by making available to Catalyst or Catalyst's designee, the Product on the basis of [***]. Each delivery of Product shall be accompanied by a certificate of analysis and such other documents as shall be required by the Quality Agreement. As of the Phase 1 Transition Date, and until the Manufacturing Transfer Date, Santhera shall only have an obligation to deliver the Compound on the basis of [***]. Each delivery of Compound shall be accompanied by a Santhera batch certificate and such other documents as shall be required by the Quality Agreement.

[…]

(g) Sections 6.7(b) to (f) shall apply mutatis mutandis to the delivery of the Compound.

5.9.
With effect from the Amendment No. 1 Effective Date, the Parties hereby add the below Section 6.8(e) to Section 6.8 (Acceptance and Rejection by Catalyst; Defective Product) of the Agreement:

6.8 Acceptance and Rejection by Catalyst; Defective Product.

(e) Sections 6.8(a) to (d) shall apply mutatis mutandis to the delivery of a Defective Compound.

5.10.
With effect from the Amendment No. 1 Effective Date, the Parties hereby add the below Section 6.9bis (Regulatory Obligations Regarding Manufacture Following the Phase 1 Transition Date) to the Agreement:

6.9bis Regulatory Obligations Regarding Manufacture Following the Phase 1 Transition Date.

1.1.1.
As from the Phase 1 Transition Date, Santhera shall Manufacture the Compound [***] in accordance with Product Specifications and the Quality Agreement (both only as far as applicable to the Compound), and all Applicable Laws, including Good Manufacturing Practices. The terms applicable to inspections as set forth in Section 6.9 of the Agreement (Regulatory Obligations Regarding Manufacture and Supply) shall apply mutatis mutandis, but only insofar as relating to the Manufacture of the Compound.

1.1.2.
Until the Phase 1 Transition Date, Catalyst shall provide Santhera with advance notice of (i) any scheduled meeting with a Regulatory Authority in the Territory relating to the Manufacture and supply of the Compound or the Product, or (ii) any inspection by a Regulatory Authority of facilities or records of Santhera, or any of its contractors, relating to the Manufacture and supply of the Compound or the Product. After the Phase 1 Transition Date, Catalyst shall provide Santhera with advance notice of (i) any scheduled meeting with a Regulatory Authority in the Territory relating to the Manufacture and supply of the Compound or the Product (if such Product was supplied by Santhera), or (ii) any inspection by a Regulatory Authority in the Territory of facilities or records of Santhera, or any of its contractors, relating to the Manufacture and supply of the Compound or the Product (if such Product was supplied by Santhera). Santhera shall have the right, at its costs, to have its representatives be present at any such meeting, audit, or inspection, provided, however, that the presence of Santhera at such meeting, inspection or audit is not prohibited by Applicable Laws or by the terms of the applicable contract between Santhera and its contractors. Catalyst shall inform Santhera within twenty-four (24) hours or within the next Business Day of any action by a Regulatory Authority that specifically affects the obligations set forth in this Amendment No. 1. Catalyst shall transmit to Santhera as promptly as practicable, but in no event later than forty-eight (48) hours after receipt, any notice, inspection report or findings, or other communication from a Regulatory Authority in the Territory directly or indirectly related to the Manufacture and supply of the Compound or the Product (if such Product was supplied by Santhera). Except as required by Applicable Laws, Catalyst shall not submit any response, answer, proposed course of action or remediation plan or other document to any Regulatory Authority in the Territory relating to the Manufacture and supply of the Compound or the Product (if such Product was supplied by Santhera) without the prior written consent of Santhera, which shall not be unreasonably withheld, conditioned or delayed. Catalyst shall grant Santhera the opportunity to review, comment upon and participate in the preparation of any such proposed submission.

1.1.3.
Until the Phase 1 Transition Date, Catalyst shall not file any documents to a Regulatory Authority in the Territory relating to the Manufacture and supply of the Compound or the Product other than as approved in advance by Santhera, such approval not to be unreasonably withheld, conditioned or delayed. To the extent Catalyst intends to amend any existing Regulatory Documentation in the Territory relating to the Manufacturing and supply of the Compound and the Product, Catalyst shall provide Santhera with reasonable advance notice of any suggested amendments and shall give Santhera the opportunity to review and comment upon any such proposed amendment. After the Phase 1 Transition Date, the obligations in this Section 6.9(c) shall apply only in relation to the Manufacture and supply of the Compound.

5.11.
With effect from the Amendment No. 1 Effective Date, the Parties hereby add the below Section 6.10(c) to Section 6.10 (Labeling and Packaging) of the Agreement:

6.10 Labeling and Packaging.

(c) As of the Phase 1 Transition Date, Catalyst shall be solely responsible for the Primary Packaging and Secondary Packaging of the Product intended for Commercialization in the Territory. Catalyst shall ensure that the agreed Product Specifications for the Primary Packaged Product and the Secondary Packaged Product comply with all labelling, bar coding, serialization, regulatory, customs, or other requirements under the Applicable Laws in the

Territory.

5.12.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 6.11(f) (Complaints; Safety Notifications; Recalls) of the Agreement as follows:

6.11 Complaints; Safety Notifications; Recall.

(f) […] As of the Phase 1 Transition Date, this Section 6.10(f) shall apply mutatis mutandis in the event a recall is caused by the delivery of Santhera of a Defective Compound.

5.13.
With effect from the Amendment No. 1 Effective Date, the Parties hereby amend Section 6.12 (Documentation of Delivered Product) of the Agreement as follows:

6.12 Documentation of Delivered Product or Compound. Each shipment of Product or Compound constitutes a separate sale and Santhera shall provide to Catalyst a written consignment note for each shipment of Product or Compound.

5.14.
With effect from the Amendment No. 1 Effective Date, the Parties hereby add the below Section 6.13bis to the Agreement:

6.13bis Compound Supply Price and True-Up. Santhera shall supply to Catalyst the Compound at the Compound Supply Price, which may differ from one Manufacturing campaign to the other. Santhera shall reasonably estimate the Compound Supply Price for each Manufacturing campaign and issue its invoice to Catalyst for each shipment on this basis. Payment by Catalyst shall be due [***] after receipt by Catalyst of the corresponding invoice for a shipment. Santhera shall keep complete, accurate and authentic records sufficient in particular to ascertain and verify the actual Manufacturing costs attributable to Manufacturing Compound. Santhera shall maintain and store such records in a manner to prevent loss, theft or deterioration for a period of one (1) year following the Calendar Quarter to which they relate, or for such longer period of time as required by Applicable Laws. Within [***] following the end of each of the periods from 1 December to 30 June (seven months), and from 1 July to 30 November (five months) of every year (each period a "True-up Period"), Santhera shall provide Catalyst a true-up report stating the following: (i) Santhera's calculation of the actual Compound Supply Price for each shipment of Compound during the preceding True-up Period, which calculation shall include a reasonably detailed breakdown of the components of the Compound Supply Price, (ii) the amount by which the estimated Compound Supply Price paid by Catalyst for each shipment of Compound during the preceding True-up Period was higher or lower than the actual Compound Supply Price for such shipment, and (iii) a reconciliation of all such positive or negative deviations from the actual Compound Supply Price per shipment so as to determine the total true-up amount that either Santhera or Catalyst is required to pay to the other Party. The true-up amount required to be paid following such true-up process shall be paid by the Party owing such amount to the other Party [***] following Santhera's delivery to Catalyst of the true-up report.

6.
No Further Amendments.
6.1.
Except as set forth in this Amendment No. 1, the Agreement remains unaffected and shall continue in full force and effect in accordance with its terms.
7.
Governing Law; Dispute Resolution.
7.1.
Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York, U.S. without regard to its conflict of laws rules and to the Convention on the International Sale of Goods.
7.2.
Arbitration. Any Dispute shall be finally settled in accordance with the dispute resolution provisions set forth in Sections 13.2 to 13.5 of the Agreement.

Exhibits:

[***]

Santhera Pharmaceuticals (Schweiz) AG

By:_/s/ Mark Schrader________________ By:_/s/ Andreas Missy_______________

Marc Schrader Andreas Missy

CTO SVP Corporate Planning & BD

Date:_May 22, 2025__________________ Date:__May 22, 2025________________

Catalyst Pharmaceuticals Inc.

By:___/s/ Rich Daly___________________ By:______________________________

Name: Rich Daly Name:

Title: President and CEO Title:

Date:__5/22/2025_____________________ Date:_____________________________

Exhibit 6.3bis(a): [***]

Exhibit 6.3bis(b): [***]

Exhibit 6.3bis(c): [***]

Exhibit 6.3bis(d): [***]